Schedule B

The following table lists all transactions completed by the Reporting Persons in the Common Shares since June 29, 2025, which were all completed through open market purchases.

Tether Investments, S.A. de C.V.:

Date	Shares Bought	Price
June 30, 2025	33,011	9.1265
July 1, 2025	24,155	9.2243
July 2, 2025	60,000	9.1976
July 3, 2025	67,830	9.3426
July 7, 2025	99,910	9.3042
July 8, 2025	121,700	9.3266
July 9, 2025	102,093	9.1850
July 10, 2025	58,016	9.1406
July 11, 2025	83,765	9.3814
July 14, 2025	54,540	9.4026
July 15, 2025	60,300	9.4370
July 16, 2025	22,187	9.2899
July 17, 2025	4,770	9.4881
July 18, 2025	17,022	9.4999
July 21, 2025	55,143	9.4590
July 22, 2025	37,214	9.4927
July 23, 2025	700	9.4971
July 24, 2025	49,475	9.4362
July 25, 2025	52,730	9.4146
July 28, 2025	37,113	9.2340
July 29, 2025	552	9.2500
July 30, 2025	32,800	9.2311
July 31, 2025	62,516	9.2293
August 1, 2025	47,062	8.9127
August 4, 2025	49,926	8.8659
August 5, 2025	101,841	9.0563
August 6, 2025	40,953	9.0234
August 7, 2025	43,627	9.1238
August 8, 2025	35,917	9.1555
August 11, 2025	28,388	9.1577
August 12, 2025	28,660	9.2208
August 13, 2025	30,909	9.2114
August 14, 2025	55,167	9.1133
August 15, 2025	74,878	9.1628
August 18, 2025	43,299	9.2349
August 19, 2025	350,000	8.4190
August 20, 2025	209,325	8.4204
August 21, 2025	103,759	8.5381
August 22, 2025	86,727	8.7487
August 25, 2025	88,038	8.6508
August 26, 2025	182,396	8.4486
August 27, 2025	103,633	8.3516
August 28, 2025	73,979	8.4756